Exhibit 99.1

CORPORATE PROFILE

Apple REIT Six, Inc. is a real estate investment trust (REIT) focused on the ownership of hotels. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Marriott®, Homewood Suites by Hilton®, Hilton Garden Inn®, Hampton Inn® and Hampton Inn and Suites® brands. Our focus is to acquire high-quality real estate that generates attractive returns for our shareholders. Our portfolio consists of 67 hotels, containing a total of 7,750 guestrooms in 17 states.

CORPORATE HEADQUARTERS

814 East Main Street
Richmond, VA 23219
(804) 344-8121
(804) 344-8129 FAX

INVESTOR INFORMATION

For additional information, please contact:
Kelly Clarke, *Director of Corporate Communications*
804-727-6321 or KClarke@applereit.com

COVER: RESIDENCE INN, LAKELAND, FLA

The trademarks contained herein are registered trademarks. Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott® and Marriott® are registered trademarks of Marriott International, Inc.

Hampton Inn®, Hampton Inn and Suites®, Hilton Garden Inn® and Homewood Suites by Hilton® are registered trademarks of Hilton Hotels Corporation.

Apple REIT Six



RESIDENCE INN, PORTLAND, OR



SPRINGHILL SUITES, MONTGOMERY, AL


Apple REIT Six
FIRST QUARTER
MARCH 31, 2006

DEAR SHAREHOLDER

I am delighted to share with you the results of a strong first quarter for Apple REIT Six, Inc. For the three months ending March 31, 2006, our properties reported an average daily rate (ADR) of $101 and average nightly occupancy levels of 72 percent. As a result, revenue per available room (RevPAR) for the first quarter of 2006 was $73, nearly three percent greater than RevPAR for the same period in 2005.

As we begin our third year of operations, I am pleased with the rate at which our properties have established themselves within their respective markets. With many of our acquisitions occurring in 2005 and several in 2006, it is notable that we have already achieved such strong results from our operations. During the first quarter of 2006, our funds from operations totaled $16.8 million, or $0.19 per share. We continued to pay our shareholders an eight percent annual return on an $11 share price during the first quarter.

We recently completed the Apple REIT Six portfolio of hotels with the acquisition of a brand new, 84-room Courtyard® by Marriott® in Panama City, Florida, for $9.2 million. The new hotel boasts Marriott's latest line of luxurious bedding and an outdoor swimming pool, all within eight miles of the popular Panama City Beach. This final acquisition brings the Apple REIT Six portfolio to a total of 67 hotels, with 7,750 guestrooms, in 17 states.

As part of our ongoing initiative to provide you with maximum value, we have aligned ourselves with the nation's leading hotel chains. I am delighted to report that Marriott International, Inc. was recently named by *Fortune* magazine as the most admired company in the lodging industry. This number one honor is the result of an in-depth poll of more than 10,000 business executives, directors and securities analysts who judged companies based on innovativeness, employee talent, use of corporate assets, social responsibility, quality of management, financial soundness, long-term investment and quality of products and/or services. This marks the seventh consecutive year that Marriott has received this prestigious award.

Additionally, the Market Metrix Hospitality Index recently selected the Hilton Garden Inn® brand as number one in the upscale-hotel category and the Homewood Suites by Hilton® brand as number one in the extended-stay hotel category. The index reports the findings of 35,000 extensive customer interviews regarding their satisfaction with hotel, airline and car rental companies. It is an honor to work with such reputable companies who share our business principles and foresight.

I am confident that 2006 will be a good year for the Apple REIT Six portfolio of hotels. I look forward to sharing our progress with you in future reports. As always, thank you for investing with us.



Sincerely,

Glade M. Knight
Chairman and Chief Executive Officer

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; and the ability of the company to implement its acquisition strategy and operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company's board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

STATEMENTS OF OPERATIONS

(In thousands except statistical data)	(Unaudited) For the three months ended March 31, 2006	For the three months ended March 31, 2005
REVENUES		
Room revenue	$ 48,906	$ 10,222
Other revenue	4,180	1,685
Total revenues	$ 53,086	$ 11,907
EXPENSES		
Direct operating expense	$ 14,062	$ 3,320
Other hotel operating expenses	20,346	4,138
General and administrative	967	523
Depreciation	6,020	1,299
Interest expense, net	707	(484)
Total expenses	$ 42,102	$ 8,796
NET INCOME	$ 10,984	$ 3,111
Net income per share	$ 0.13	$ 0.08
FUNDS FROM OPERATIONS (A)		
Net income	$ 10,984	$ 3,111
Depreciation of real estate owned	5,808	1,299
Funds from operations (A)	$ 16,792	$ 4,410
FFO per share	$ 0.19	$ 0.11
WEIGHTED-AVERAGE SHARES OUTSTANDING	86,401	38,960
OPERATING STATISTICS		
Occupancy	72%	68%
Average daily rate	$ 101	$ 105
RevPAR	$ 73	$ 71
Number of hotels	66	15

BALANCE SHEET HIGHLIGHTS

(In thousands)	(Unaudited) March 31, 2006	December 31, 2005
ASSETS		
Investment in hotels – net	$835,211	$790,170
Cash and cash equivalents	28,913	35,948
Other assets	42,480	28,198
Total assets	$906,604	$854,316
LIABILITIES AND SHAREHOLDERS' EQUITY		
Notes payable-secured	$ 55,072	$ 76,855
Other liabilities	3,680	5,626
Total liabilities	58,752	82,481
Total shareholders' equity	847,852	771,835
Total liabilities & shareholders' equity	$906,604	$854,316

(a) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. The company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company's activities in accordance with GAAP. FFO is not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at March 31, 2006 and the results of operations for the interim period ended March 31, 2006. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Six, Inc. 2005 Annual Report.

APPLE REIT SIX

Portfolio of hotels

ALABAMA	Birmingham, Dothan (2), Huntsville (2), Montgomery, Tuscaloosa (2)
ALASKA	Anchorage (3)
ARIZONA	Phoenix, Tempe (2)
CALIFORNIA	Arcadia (2), Bakersfield, Folsom, Foothill Ranch, Lake Forest, Milpitas, Roseville, South San Francisco
COLORADO	Boulder, Glendale, Lakewood
CONNECTICUT	Farmington, Rocky Hill, Wallingford
FLORIDA	Clearwater, Lake Mary, Lakeland, Orange Park, Panama City, Pensacola (3), Tallahassee
GEORGIA	Albany, Columbus, Savannah, Valdosta
NEW JERSEY	Mt. Olive, Somerset
NEW YORK	Saratoga Springs
OREGON	Portland, Hillsboro (3)
PENNSYLVANIA	Pittsburgh
SOUTH CAROLINA	Myrtle Beach
TENNESSEE	Nashville
TEXAS	Arlington (2), Dallas, Fort Worth (3), Las Colinas, Laredo (2), McAllen
VIRGINIA	Fredericksburg
WASHINGTON	Mukilteo, Kent, Redmond, Renton